Exhibit 10.14

EXECUTION COPY

AMENDMENT NO. 1 TO LIMITED FORBEARANCE AGREEMENT

This Amendment No. 1 to the Limited Forbearance Agreement (this “Amendment”) is made this 28th day of September 2015 by and among VALERITAS, INC., a Delaware corporation (the “Borrower”), VALERITAS HOLDINGS, LLC, a Delaware limited liability company (“Parent”) and VALERITAS SECURITY CORPORATION, each as a Guarantor (as such term is defined in the Credit Agreement) and the undersigned Lenders.

RECITALS

A. The Borrower, Parent, the other Guarantors, the Control Agent and the other Lenders signatory thereto have entered into that certain Amended and Restated Term Loan Agreement dated as of August 5, 2014 (as amended from time to time, the “Credit Agreement” and together with all other agreements, instruments and documents executed in connection therewith, the “Loan Documents”).

B. As of May 18, 2015, certain Events of Default (as that term is defined in the Credit Agreement) had occurred and were continuing. Notwithstanding the existence of the Events of Default, the Borrower and the Guarantors requested that the Lenders temporarily forbear from exercising certain rights or remedies with respect to such Events of Default (and only with respect thereto).

C. Accordingly, the Borrower, Guarantors, Control Agent and Lenders entered into a Limited Forbearance Agreement, dated as of May 18, 2015 (the “Forbearance Agreement”) pursuant to which, subject to the terms and conditions of the Forbearance Agreement, the Lenders and the Control Agent agreed to temporarily forbear from exercising their rights and remedies under the Credit Agreement with respect to the Designated Defaults. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Forbearance Agreement.

D. At the request of the Borrower and Guarantors, subject to the terms and conditions set forth herein, and without waiving any existing or future rights or remedies that the Lenders or Control Agent may have against the Borrower or Guarantors, and without creating a custom or course of dealing among the parties, the Control Agent and the other Lenders are willing to amend and extend the Forbearance Agreement and forbear from exercising certain of their default-related rights and remedies against the Borrower and the Guarantors with respect to the Designated Defaults (and only with respect thereto).

E. This Amendment shall constitute a Loan Document, and these Recitals shall be construed as part of this Amendment.

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NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in consideration of the premises and the mutual covenants contained herein, subject to the satisfaction of the conditions described in Section 3 hereof, the parties hereto hereby agree as follows:

SECTION 1. AMENDMENT TO FORBEARANCE AGREEMENT

This Amendment shall become effective on the date that each of the conditions set forth in Section 3 hereof are satisfied (the “Effective Date”) and the Forbearance Agreement shall be deemed amended as follows:

1.1 Exhibit A to the Forbearance Agreement shall be deleted in its entirety and replaced with Exhibit A attached hereto.

1.2 Section 3(a) of the Forbearance Agreement is hereby deleted in its entirety and replaced with the following:

SECTION 3. Forbearance

(a) As used herein, the term “Forbearance Period” shall mean the period commencing on the date hereof and ending on the earlier to occur of (i) October 30, 2015 (5:00 p.m. Central time) and (ii) the occurrence of any one or more of the following events:

(A) the occurrence of any default or Event of Default under the Credit Agreement or the other Loan Documents (including, for the avoidance of doubt, the Waiver Agreement), other than the Designated Defaults, or any Designated Default either is repeated or worsens;

(B) any failure by any Credit Party to timely comply with any other term, condition or provision contained in this Agreement, whether or not notice is given of such failure, after giving effect to any notice, lapse of time or both;

(C) any representation made by any Credit Party in this Agreement or the other Loan Documents proves to be incorrect or misleading (or more incorrect or misleading) in any material respect as of the date when made; and

(D) any Material Adverse Effect (other than any Designated Default, except to the extent that any Designated Default either is repeated or worsens) shall occur as determined by Control Agent (after giving effect to the financial condition of the Borrower and the other Credit Parties as of the date hereof);

(E) Any failure by any Credit Party to timely comply with any term, condition or provision contained in the documents evidencing the Second Bridge Equity Financing, whether or not notice is given of such failure, after giving effect to an notice, lapse of time or both.

The occurrence of any of the events set forth in clauses (A) through (E) above shall constitute an immediate Event of Default under the Credit Agreement and the other Loan Documents.

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1.3 Section 4(b)(i) of the Forbearance Agreement is hereby deleted in its entirety and replaced with the following:

(b) Permitted Expenditures.

(i) Attached hereto as Exhibit B is a draft 13-week detailed expense statement containing a projection of cash receipts and disbursements for the period reflected thereon, a final version of which shall be delivered to the Control Agent and the other Lenders on or before September 30, 2015 (as set forth thereon or as modified in accordance with the terms of this Agreement, the “Budgeted Cash Flow”). The Borrower represents and warrants that such Budgeted Cash Flow (and each modification thereof) was prepared in good faith in accordance with GAAP consistently applied (using reasonable and conservative assumptions and estimates) and contains only those expenditures that are necessary to avoid immediate or irreparable harm to the Collateral and as are necessary and reasonable for the Borrower to preserve the going-concern value of the Borrower’s business during the Forbearance Period. The Borrower may modify the Budgeted Cash Flow upon the prior written consent of the Control Agent and the Majority Lenders so long as the Borrower’s total expenditures do not exceed the aggregate funds approved in the Budgeted Cash Flow.

1.4 Section 4(e) of the Forbearance Agreement is hereby deleted in its entirety and replaced with the following:

(e) Use of Valeritas Security Cash. All cash or cash equivalents in the Valeritas Security Control Account as of the Effective Date, and all cash or cash equivalents deposited or transferred into the Valeritas Security Control Account after the Effective Date shall be hereinafter referred to as the “VSCA Cash.” Borrower shall be prohibited from using the VSCA Cash to fund the Budgeted Cash Flow until all other cash in the Borrower’s Control Accounts and the proceeds of the Second Bridge Equity Financing have been used in full.

1.5 Section 4(n) of the Forbearance Agreement shall be supplemented by adding the following at the end of Section 4(n):

(n) Second Bridge Equity Financing. By no later than September 30, 2015, the Borrower shall consummate a transaction for equity financing of no less than $3 million, inclusive of any amounts invested or advanced by the Lenders, (the “Second Bridge Equity Financing”), pursuant to documentation in form and substance acceptable to the Majority Lenders. The proceeds resulting from the Second Bridge Equity Financing (and all cash contained in the Borrowers’ Control Accounts other than the VSCA Cash) shall be used by the Credit Parties to fund the Budgeted Cash Flow and none of the VSCA Cash shall be used until all proceeds of the Seconded Bridge Equity Financing and cash contained in the other Control Accounts have been used in accordance with the Budgeted Cash Flow. For the avoidance of doubt, during the Forbearance Period, no Credit Party shall make any Restricted Payment on account of such equity, whether directly or indirectly.

1.6 Section 4(q) of the Forbearance Agreement is hereby deleted in its entirety and replaced with the following:

(q) Waiver of Default. Subject to the consummation, in accordance with Section 4(p) hereof, of a Qualified Equity Financing by the Borrower by October 30, 2015, the Lenders concurrent with the closing of a Qualified Equity Financing will waive the Designated Defaults.

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Such waiver shall only apply to the Designated Defaults. Upon closing a Qualified Equity Financing, the Lenders agree to reinstate the Loans upon the terms set forth in the Credit Agreement and the Loan Documents, provided, however, that (i) the Credit Parties agree and acknowledge that the Loans will accrue interest from January 1, 2015 through and including the date a Qualified Equity Financing is closed at the Post-Default Rate, and that such accrued interest shall be capitalized as an additional PIK Loan under the Credit Agreement, to be compounded quarterly as provided in the Credit Agreement, and such additional PIK Loans shall be evidenced by a separate promissory note bearing interest at a rate per annum equal to 11.00% from the date a Qualified Equity Financing is closed and be payable upon the Maturity Date and (ii) in the event the Loans are reinstated pursuant to this subsection, Valeritas Security shall, notwithstanding such reinstatement, remain a Subsidiary Guarantor under the Credit Agreement and other Loan Documents. All calculations of interest, including without limitation, all interest constituting PIK Loans, shall be calculated pursuant to Section 4.02 of the Credit Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

To induce Lenders to enter into this Amendment, the Borrower and Guarantors each represent and warrant to the Lenders that:

2.1 Representations, Warranties and Covenants. (a) After giving effect to this Amendment, no representation or warranty of any Credit Party contained in the Credit Agreement or any of the Loan Documents, including this Amendment, shall be untrue or incorrect in any material respect as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date, and (b) no Default or Event of Default (other than the Designated Defaults) has occurred or is continuing, or would result after giving effect hereto.

2.2 Authorization, Etc. Each Credit Party has the power and authority to execute, deliver and perform this Amendment. Each Credit Party has taken all necessary action (including, without limitation, obtaining approval of its stockholders, if necessary) to authorize its execution, delivery and performance of this Amendment. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any Credit Party’s execution, delivery and performance of this Amendment, except for those already duly obtained. This Amendment has been duly executed and delivered by each Credit Party and constitutes the legal, valid and binding obligation of each Credit Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. No Credit Party’s execution, delivery or performance of this Amendment (i) contravenes the terms of any of such Credit Party’s organization documents; (ii) conflicts with or constitutes a violation or breach of, or constitutes a default under, or results in the creation or imposition of any Lien (other than pursuant to the Security Documents) upon the property of any Credit Party by reason of the terms of any material obligation under any Contract to which such Credit Party is a party (including without limitation obligations arising from agreements relating to any such Contract to which any Credit Party is a party or which is binding upon it); or (iii) violates any Requirement of Law in any material respect.

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2.3 Acknowledgment of Obligations. Each Credit Party hereby acknowledges, confirms and agrees that as of April 3, 2015, the Credit Parties are indebted to the Lenders in respect of the Loans in an aggregate amount no less than the amounts set-forth in the notice attached in Exhibit C hereto. The foregoing amounts and all other Obligations under or in connection with the Loans, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by the Borrower or any Guarantor to the Control Agent and the other Lenders (including, without limitation, the Prepayment Premium, which each Credit Party acknowledges, confirms and agrees is immediately due and payable in accordance with Section 11.02 of the Credit Agreement and otherwise pursuant to the Loan Documents), are unconditionally and immediately due and payable by the Borrower and the Guarantors to the Control Agent and the other Lenders, without offset, recoupment, defense or counterclaim of any kind, nature or description whatsoever, all of which (if any exist, and which the Credit Parties hereby acknowledge do not exist) are hereby waived by the Credit Parties.

2.4 Security. The Secured Parties’ security interests in the Collateral continue to be perfected, valid, binding and enforceable first-priority security interests which secure the Obligations (subject only to the Permitted Liens) and no tax or judgment liens are currently of record against Borrower or any other Credit Party. Neither the Borrower nor any Guarantor holds or controls, or will hold or control during the Forbearance Period, cash or cash equivalents that is unencumbered and the Borrower and the Guarantors have granted to the Control Agent and the other Lenders enforceable first-priority security interests on all of the Borrower’s and the Guarantors’ cash and cash equivalents.

2.5 Acknowledgment of Default. Each Credit Party hereby acknowledges and agrees that the Designated Defaults have occurred and are continuing as of the date hereof, each of which constitutes an Event of Default, and, as a result of the Designated Defaults, as well as any other Defaults or Events of Default that may exist, the Control Agent and the other Lenders are entitled to exercise any and all default-related rights and remedies under the Credit Agreement, the other Loan Documents, and/or applicable law, including without limitation, to accelerate the Obligations (and have done so as set forth in 0 of the Forbearance Agreement) or to exercise rights against Collateral and that no Credit Party has any valid defense to the enforcement of such default-related rights and remedies. Each Credit Party hereby acknowledges and agrees that the first to occur of the Designated Defaults occurred no later than January 1, 2015 and have continued to date.

2.6 Acknowledgment of Exercise of Remedies. Each Credit Party hereby acknowledges, confirms, and agrees that (i) on April 3, 2015, the Control Agent and the other Lenders duly provided notice to the Borrower that various defaults and Events of Default (including, without limitation, the Designated Defaults) had occurred and are continuing, declared all of the Obligations of the Borrower under the Credit Agreement and all other Loan Documents to be then immediately due and payable, and terminated the Commitments as of January 1, 2015, and any other obligations to extend any further credit under any of the Loan Documents; (ii) such actions by the Control Agent and the other Lenders were a proper exercise of their rights and remedies, and were made in accordance with the provisions of the Credit Agreement, the other Loan Documents, and applicable law; and (iii) payment in full in cash of the Obligations (in the case of the Loans, at the Redemption Price) is immediately due and payable.

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2.7 Cash on Hand. Schedule I attached hereto accurately sets forth all cash and cash equivalents deposited or contained in each Control Account as of the Effective Date.

SECTION 3. CONDITIONS TO EFFECTIVENESS.

The effectiveness of Section 1 of this Agreement is expressly conditioned upon the satisfaction and delivery of each of the applicable conditions set forth below:

3.1 Documentary Deliveries. The Lenders shall have received the following documents, each of which shall be in form and substance acceptable to the Lenders:

(a) this Amendment duly executed and delivered by the Borrower and each of the other parties hereto;

(b) a draft Budgeted Cash Flow in accordance with Section 4(b)(i) hereof;

(c) documentation evidencing the closing, in toto, of the Second Bridge Equity Financing in accordance with Section 1.5 hereof; and

(d) documentation evidencing the consent by WCAS under Section 7(c) of the Subordination Agreement to permit Lenders to increase the maximum amount of Senior Debt by any and all PIK interest that accrues on such Senior Debt.

3.2 No Default. The representations and warranties contained herein shall be true and correct in all material respects as of the date hereof, and no Default or Event of Default, other than the Designated Defaults, shall exist on the date hereof.

3.3 Forbearance Agreement; Consent. The Control Agent shall have received duly executed copies of (i) this Amendment from the Borrower, each Guarantor and other Credit Party, the Control Agent and the other Lenders, (ii) the Consent and Affirmation by WCAS attached hereto, and (iii) a fully executed Amendment No. 1 to the Subordination Agreement between the Lenders and WCAS in form and substance acceptable to the Lenders in their sole discretion.

3.4 Expense Reimbursement. The Control Agent and the other Lenders shall have received reimbursement for all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Control Agent and the other Lenders) in accordance with Section 12.03(a) of the Credit Agreement.

3.5 Other Further Assurances. The Control Agent shall have received such other certificates, documents and agreements as the Control Agent may reasonably request.

SECTION 4. MISCELLANEOUS

4.1 Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of the Credit Parties, the Control Agent and the other Lenders and their respective successors and assigns, except as otherwise provided herein (none of which include WCAS, who is not a party or a third-party beneficiary of this Amendment). No Credit Party may assign,

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delegate, transfer, hypothecate or otherwise convey any of its rights, benefits, obligations or duties hereunder without the prior written consent of the Control Agent and the other Lenders. The consent by WCAS included in the signature pages hereto shall not be deemed a part of this Amendment and shall not, directly or indirectly, create any obligation or duty of the Control Agent or the other Lenders to WCAS or any rights, interests, or defenses of WCAS against the Control Agent or the other Lenders.

4.2 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

4.3 Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

4.4 Conflict of Terms. Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the Loan Documents, the provision contained in this Amendment shall govern and control.

4.5 Incorporation of Credit Agreement. The provisions contained in Sections 12.09 (Governing Law), 12.10 (Jurisdiction, Service of Process and Venue), 12.11 (Waiver of Jury Trial) and 12.12 (Waiver of Immunity) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Agreement rather than the Credit Agreement.

4.6 Continued Effectiveness. Notwithstanding anything contained in this Amendment, the terms of this Amendment are not intended to and do not serve to effect a novation as any of the Loan Documents, including the Forbearance Agreement. The Loan Documents, including the Forbearance Agreement, remain in full force and effect and the terms and provisions of the Loan Documents, including the Forbearance Agreement, are ratified and confirmed as amended by the terms of this Amendment. This Amendment is only applicable and shall only be effective in the specific instances and for the specific purposes for which made or given. Except as specifically provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any right, power or remedy of the Control Agent or any other Lender under the Credit Agreement or any of the Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the Loan Documents which shall remain in full force and effect. Upon the effectiveness of this Amendment each reference in (i) the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import and (ii) any Loan Document, including the Forbearance Agreement, to “the Agreement” shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement as modified hereby.

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4.7 Further Assurances. Borrower and each other Credit Party agrees to, and to cause any other Credit Party to, take all further actions and execute all further documents as Control Agent may from time to time reasonably request to carry out the transactions contemplated by this Amendment and all other agreements executed and delivered in connection herewith.

4.8 Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed signature page to this Amendment.

4.9 Warrants. Borrower and the Lenders are party to that certain Consent, Waiver and Amendment Agreement, dated June 19, 2014 (the “Consent Agreement”), pursuant to which, among other things, Borrower agreed to issue warrants to purchase common stock of Borrower (the “Lender Warrants”). The Control Agent and the Lenders acknowledge and agree that no additional Lender Warrants will be issued to the Lenders under the Consent Agreement in connection with the consummation of the Second Bridge Equity Financing.

SECTION 5. Affirmation of Guarantors.

5.1 Each Guarantor hereby acknowledges and agrees that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Loan Documents effected pursuant to this Amendment. Each Guarantor hereby confirms to the Control Agent and the other Secured Parties that, after giving effect to this Amendment, the Guarantee of such Guarantor and each other Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Each Guarantor further acknowledges, confirms and agrees that Control Agent and the other Lenders have and shall continue to have a valid, enforceable and perfected first-priority lien (subject only to Permitted Liens) upon and security interest in the Collateral granted to Control Agent and the other Lenders pursuant to the Loan Documents or otherwise granted to or held by Control Agent and the other Lenders.

5.2 Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement or any other Loan Document effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future waivers or modifications to the Credit Agreement or any other Loan Document.

[signature pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

VALERITAS, INC.

By:	/s/ Kristine Peterson
Name: Kristine Peterson
Title: CEO

GUARANTORS:
VALERITAS HOLDINGS, LLC.

By:	/s/ Kristine Peterson
Name: Kristine Peterson
Title:

VALERITAS SECURITY CORPORATION

By:	/s/ Kristine Peterson
Name: Kristine Peterson
Title:

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LENDERS:

CAPITAL ROYALTY PARTNERS II L.P.
By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

CAPITAL ROYALTY PARTNERS II-PARALLEL FUND “A” L.P.
By CAPITAL ROYALTY PARTNERS II-PARALLEL FUND “A” GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II-PARALLEL FUND “A” GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

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CAPITAL ROYALTY PARTNERS II (CAYMAN) L.P.
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS: /s/ Nicole Nesson
Name: Nicole Nesson

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “B” (CAYMAN) L.P.
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS: /s/ Nicole Nesson
Name: Nicole Nesson

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CONSENT AND AFFIRMATION OF AMENDMENT NO. 1 TO FORBEARANCE

AGREEMENT BY WCAS

As an accommodation to the Borrower and without directly or indirectly creating any obligations or duties of the Control Agent or any other Lender to WCAS or any rights or defenses by WCAS against the Control Agent or any other Lender, WCAS hereby acknowledges and consents to any modification of the Loan Documents effected pursuant to the Amendment No. 1 to the Limited Forbearance Agreement (the “Amendment”) dated as of September 28, 2015 by and among Valeritas, Inc., a Delaware corporation, each of the Guarantors party thereto and the Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned thereto in the Amendment. Notwithstanding anything herein to the contrary, nothing in the Amendment shall be deemed to violate, breach, modify, adversely affect, or otherwise infringe the terms of the Subordination Agreement, and WCAS hereby confirms to the Control Agent and the other Lenders that, after giving effect to the Amendment, the Subordination Agreement continues in full force and effect, as amended by the Amendment No. 1 to the Subordination Agreement, dated of even date herewith, and is the legal, valid and binding obligation of WCAS, enforceable against WCAS in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. WCAS further acknowledges, confirms and agrees that (i) the Subordinated Debt (to the extent it remains outstanding Indebtedness) is and shall remain subordinate in right and time of payment to payment in full of the Senior, and (ii) WCAS has not and shall not obtain any security interests in the Collateral to secure the Subordinated Debt, in each case in accordance with and on the terms and conditions set forth in the Subordination Agreement. For the avoidance of doubt, no party should rely in any way upon this Consent and Affirmation, as a consent, acknowledgement or undertaking of any kind by WCAS to participate in the equity financing contemplated by Section 4(n) of the Forbearance Agreement as amended by Section 1.5 of this Amendment.

SUBORDINATED CREDITOR:

WCAS CAPITAL PARTNERS IV, L.P.

By:	/s/ Sean M. Traynor
Name: Sean M. Traynor
Title:

SCHEDULE I

CONTROL ACCOUNT BALANCES

Valeritas, Inc

Cash Position September 19, 2015

SVB	$4,039,575
State Street	$1,626
State Street—Security Corp	$1,000

Unencumbered Cash	$4,042,201
Restricted Cash—Cap Royalty	500,000	(a)
Restricted Cash—Amex	504,000	(b)

Total Cash and Cash Equivalents	$5,046,201

(a)	per Series AA agreement with Cap Royalty, reserved for Cap Royalty related legal and shut-down costs
(b)	secured deposit for Amex Corporate Card program

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EXHIBIT A

DESIGNATED DEFAULTS

1. The occurrence of a Material Adverse Change in violation of Section 11.01(1) of the Credit Agreement, including without limitation by reason of (a) the failure of the Borrower to conduct an initial public offering as anticipated, without providing any adequate and feasible alternative source of equity or other liquidity; (b) the failure of the Borrower to maintain reasonably adequate operating cash and working capital, including without limitation by reason of notice that the Lenders received from the Borrower’s investment bankers that the Borrower has only approximately $9 million in cash remaining and that the Borrower is chronically operating at a negative cash-flow basis and is spending net operating cash at a rate of approximately $4 million per month; (c) the failure of the Borrower to raise additional capital from its existing shareholders and notice that the Lenders received that the Borrower’s existing shareholders do not intend to invest further in or otherwise finance the Borrower; and (d) the Borrower’s inability to be able to provide adequate assurance of its making its interest payment due on March 31, 2015.

2. The failure of the Borrower to timely pay interest due on March 31, 2015, in violation of Section 11.01(b) of the Credit Agreement.

3. The failure of the Borrower to provide adequate assurances that it will continue to maintain a minimum daily balance of cash and Permitted Cash Equivalent Investments of at least the amounts required under Section 10.02 of the Credit Agreement.

4. The failure of the Borrower to provide adequate assurances that it is or will remain solvent and will not violate Section 11.01(h) of the Credit Agreement.

5. The failure of the Borrower to comply with Section 7 of the Waiver Agreement, including without limitation by reason of the Borrower’s failure (a) to timely conduct an initial public offering, (b) to timely complete a private financing in the amounts required in Section 7(ii) of the Waiver Agreement, and (c) to timely complete a strategic investment by a publicly listed company in the Borrower in the amount required in Section 7(iii) of the Waiver Agreement.

6. The failure of the Borrower to comply with Section 10.01(a)(ii) of the Credit Agreement, in violation of Section 11.01(d) of the Credit Agreement, by reason of the Borrower’s failure, during the twelve-month period beginning on January 1, 2014, to have at least $25 million in Revenue (which failure is not deemed to have been waived due to the failure of the Borrower to satisfy the condition described in paragraph 5 above).

Notwithstanding the foregoing, the Designated Defaults identified above constitute “Designated Defaults” under this Agreement solely at the level, amount, or degree of such factors constituting defaults as of March 31, 2015, and any repeat or worsening of such Designated Defaults shall constitute new Events of Default under the Credit Agreement and the other Loan Documents and shall not constitute “Designated Defaults” hereunder.

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EXHIBIT B

BUDGETED CASHFLOW

Valeritas, Inc.

Cash Forecast—Inflows & Outflows

	fcst	Actual	fcst	Actual	fcst	Actual	o	Actual	0	Actual	1	2	3	4
Week Ended	8/22/15	8/22/15	8/29/15	8/29/15	9/5/15	9/5/15	9/12/15	9/12/15	9/19/15	9/19/15	9/26/15	10/3/15	10/10/15	10/17/15
Sources
Gross Receipts	751	598	495	506	522	385	430	462	496	533	497	498	485	568
Uses
GTN Costs	—	7	311	457	311	—	75	76	195	414	300	175	225
Inventory Purchases/COS	650	312	339	285	339	113	500	154	400	12	300	200	575	595
Consol Spend:
Payroll & Benefits, EE and Contract cost	—	57	700	1,495	220	258	700	646	—	54	700	—	700	—
Qtrly Bonus Payout	—	—	—	—	—		—		—		—	—	—	—
T&E	140	46	140	79	140	68	120	87	120	129	120	120	100	80
Rents/Facility Costs		—		—	0							160
Professional Services	50	—	50	—	50					131	150	100	50	50
Other SG&A	225	320	225	68	225	29	395	49	150		225	175	345	120

	1,065	742	1,765	2,384	1,285	468	1,790	1,011	865	740	1,795	930	1,995	845

Est Cash Outflow	(314)	(144)	(1,270)	(1,878)	(763)	(83)	(1,360)	(548)	(369)	(207)	(1,298)	(432)	(1,510)	(277)
Cash Funding
Ending Cash Balance	$6,588	$6,758	$5,488	$4,880	$4,117	$4,797	$3,437	$4,249	$3,880	$4,042	$2,744	$2,312	$802	$525

Valeritas, Inc.

Income Statement Forecast

	0	Actuals	0	Actuals	0	Actuals	0	Actuals	0	Actuals	1	2	3	4
Week Ended	8/22/15	8/22/15	8/29/15	8/29/15	9/5/15	9/5/15	9/12/15	9/12/15	9/19/15	9/19/15	9/26/15	10/3/15	10/10/15	10/17/15
Sales/AR Volume (Kits)	2,663	1,916	2,663	2,336	2,865	2,252	2,865	1,892	2,866	2,416	2,866	2,462	2,462	2,462
Revenue Volume (Kits)	2,663	2,343	2,663	2,190	2,865	2,123	2,865	2,892	2,866	2,613	2,866	2,462	2,462	2,462
Gross Sales (net of PP discount)	$686	$494	$686	$602	$738	$580	$738	$488	$738	$623	$738	$635	$635	$635
Net Price	$5.31	$5.35	$5.31	$5.35	$5.31	$5.35	$5.31	$5.35	$5.31	$5.35	$5.31	$5.36	$5.36	$5.36
Net Revenue	$424	$376	$424	$352	$456	$341	$456	$464	$457	$419	$457	$396	$396	$396
GTN Costs	$262	$118	$262	$250	$282	$240	$282	$23	$282	$203	$282	$239	$239	$239
Inventory Purchases/COS	$165	$145	$165	$136	$178	$132	$178	$180	$178	$162	$178	$153	$153	$153
Production slow-down costs (Providence)	$28	$23	$28	$23	$28	$23	$28	$23	$28	$23	$28	$28	$28	$28
Consol Spend:
Salaries & Benefits	$401	$401	$401	$401	$401	$401	$401	$401	$401	$401	$401	$401	$401	$401
Stock Comp	$76	$76	$76	$76	$63	$63	$63	$63	$63	$63	$63	$49	$49	$49
Contract Labor	$11	$4	$11	$0	$11	$5	$11	$5	$11	$3	$11	$8	$8	$8
Bonus and Commissions Accruals	$110	$110	$110	$110	$110	$110	$110	$110	$110	$110	$110	$110	$110	$110
Auto Expense	$23	$21	$23	$21	$23	$21	$23	$21	$23	$21	$23	$23	$23	$23
T&E	$65	$62	$65	$28	$68	$35	$68	$53	$68	$65	$68	$80	$80	$80
Equipment Expense	$3	$0	$3	$0	$4	$0	$4	$0	$4	$0	$4	$3	$3	$3
Supplies & Freight	$22	$19	$22	$19	$31	$15	$31	$14	$31	$29	$31	$27	$27	$27
Sterilization and Cold Soak	$7	$1	$7	$0	$8	$0	$8	$0	$8	$2	$8	$12	$12	$12
Non-revenue V-Go/EZ Fills	$43	$0	$43	$0	$46	$0	$46	$0	$46	$0	$46	$47	$47	$47
External Services	$522	$427	$522	$427	$428	$410	$428	$400	$428	$346	$428	$418	$418	$418
Facilities	$37	$37	$37	$37	$37	$37	$37	$37	$37	$37	$37	$29	$29	$29
Depreciation	$57	$57	$57	$57	$57	$57	$57	$57	$57	$57	$57	$45	$45	$45
Administration	$32	$32	$32	$32	$32	$32	$32	$32	$32	$32	$32	$27	$27	$27

	$1,408	$1,246	$1,408	$1,207	$1,317	$1,186	$1,317	$1,192	$1,317	$1,166	$1,317	$1,277	$1,277	$1,277
Other (Income)/Expense	$149	$149	$149	$149	$149	$149	$149	$149	$150	$150	$150	$120	$120	$120

Net Income	($1,325)	($1,187)	($1,325)	($1,163)	($1,215)	($1,148)	($1,215)	($1,078)	($1,216)	($1,081)	($1,216)	($1,182)	($1,182)	($1,182)
Cumulative Net Income	($22,941)	($22,802)	($24,128)	($23,965)	($25,180)	($25,113)	($26,328)	($26,191)	($27,407)	($27,272)	($28,488)	($29,669)	($30,851)	($32,033)

EXECUTION COPY

EXHIBIT C

OUTSTANDING AMOUNTS DUE